Exhibit 4.70

CEMEX, S.A.B. de C.V.

U.S.$800,000,000

FLOATING RATE SENIOR SECURED NOTES DUE 2015

PURCHASE AGREEMENT

March 29, 2011

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

RBS Securities Inc.

As Representatives of the Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

CEMEX, S.A.B. de C.V., a publicly traded stock corporation with variable capital (sociedad anónima bursátil de capital variable) organized under the laws of Mexico (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, U.S.$800,000,000 principal amount of its Floating Rate Senior Secured Notes due 2015 (the “Securities”). The Securities will be unconditionally guaranteed (the “Guarantees”) by each of (i) CEMEX México, S.A. de C.V. (“CEMEX México”), (ii) New Sunward Holding B.V. (“New Sunward”), and (iii) CEMEX España, S.A. (“CEMEX España” and together with CEMEX México and New Sunward, the “Note Guarantors”), and are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date, among the Company, the Note Guarantors and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”). To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 25 hereof.

The Securities will be secured in accordance with the terms of the Intercreditor Agreement, by a first-priority security interest in the Collateral, but holding a Security will not grant its holders the right to direct the foreclosure or the right to foreclose on the Collateral.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated March 29, 2011 (as amended or supplemented at the date thereof, including any and all exhibits thereto and any information incorporated by reference therein, the “Preliminary Memorandum”), and a final offering memorandum, dated March 29, 2011 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time that is incorporated by reference therein.

1. Representations and Warranties. The Company and each of the Note Guarantors, jointly and severally, represent and warrant to each Initial Purchaser as set forth below in this Section 1:

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of the Final Memorandum, the Final Memorandum did not, and on the Closing Date, will not (and together with any amendment or supplement thereto, at the date thereof and at the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Company, any of the Note Guarantors or any person acting on its or their behalf has, directly or indirectly, (i) made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the

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Securities under the Act; or (ii) gave to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(d) None of the Company, any of the Note Guarantors or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of the Company, the Note Guarantors and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) No registration of the Securities under the Act is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g) Neither the Company nor any of the Note Guarantors is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, will not be, an “investment company” as defined in the Investment Company Act.

(h) Neither the Company nor any of the Note Guarantors has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company or such Note Guarantor (except as contemplated in this Agreement).

(i) Neither the Company nor any of the Note Guarantors has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or such Note Guarantor to facilitate the sale or resale of the Securities.

(j) The Company and each of the Note Guarantors have been duly organized and are validly existing and, if applicable, in good standing under the laws of the jurisdiction in which they are chartered or organized with power and authority to own or lease, as the case may be, and to operate their properties and conduct their businesses as described in the Disclosure Package and the Final Memorandum, and, if applicable, are duly qualified to do business as foreign corporations and are in good standing under the laws of each jurisdiction that requires such qualification or such person is subject to no material liability or disability by reason of the failure to be so qualified.

(k) All the outstanding shares of capital stock or other equity interests of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock or other equity interests of the Company’s significant subsidiaries are owned by the Company either directly or through wholly-owned and majority-owned

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subsidiaries free and clear of any security interest, claim, lien or encumbrance, except for the security interest created under the Transaction Security Documents.

(l) (i) The statements in the Disclosure Package and the Final Memorandum under the headings “Important Federal Tax Considerations” and “Description of Notes”; and (ii) the statements in the Disclosure Package and the Final Memorandum under the heading “Regulatory Matters and Legal Proceedings,” insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters therein described in all material respects.

(m) This Agreement has been duly authorized, executed and delivered by the Company and each of the Note Guarantors; the Indenture, including the Guarantees provided for therein by each of the Note Guarantors, has been duly authorized by the Company and each of the Note Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and each of the Note Guarantors, will constitute a legal, valid, binding instrument enforceable against the Company and each of the Note Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized, and, when executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(n) As of the Closing Date, the Securities are duly secured by a first-priority security interest in the Collateral on an equal and ratable basis with such indebtedness and securities as are described in the Disclosure Package and the Final Memorandum as being secured by a first-priority security interest in the Collateral; but holding a Security will not grant its holders the right to direct the foreclosure or the right to foreclose on the Collateral.

(o) The shares that constitute the Collateral are fully paid and non assessable and not subject to any option to purchase or similar rights and are free and clear of any lien, pledge, security interest or encumbrance, except for the security interest created under the Transaction Security Documents. The constitutional documents of the companies whose shares are subject to the Collateral do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Collateral. There are no agreements in force which provide for the issue or allotment of, any share or loan capital of the Company or any of its subsidiaries (including any option or right of pre-emption or conversion) other than (i) pre-emptive rights arising under applicable law in favor of shareholders generally; and (ii) similar rights arising under any obligation in respect of any stock option plan, restricted stock plan or retirement plan which the Company or any of its subsidiaries customarily provides to its employees, consultants and directors.

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(p) Under the Transaction Security Documents, the Collateral is granted over all the issued share capital in each of the Company and its subsidiaries whose shares are subject to the Collateral except:

(i)	in the case of CEMEX España:

(A)	0.2444% of the issued share capital, comprised of shares owned by subsidiaries of CEMEX España; and

(B)	0.1164% of the issued share capital, comprised of shares owned by persons that are not subsidiaries or affiliates of the Company;

(ii)	in the case of CEMEX Trademarks Holding Ltd., 0.4326% of the issued share capital, comprised of shares owned by CEMEX, Inc.;

(iii)	in the case of each Mexican company whose shares are subject to the Collateral (except in the case of CEMEX México), the single share held by a minority shareholder that is either the Company or any of its subsidiaries;

(iv)	in the case of CEMEX México, 0.1245% of the issued share capital, comprised of shares owned by CEMEX, Inc.;

(q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except (i) such as may be required under the blue sky laws or any other state or foreign securities laws of any jurisdiction in which the Securities are offered and sold; (ii) for the approval of the Securities for listing on the Irish Stock Exchange; and (iii) for the notice to be given to the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) under Article 7 of the Securities Market Law, in respect of the issuance of the Securities.

(r) None of the execution and delivery of this Agreement, the Indenture, the issuance and sale of the Securities and the Transaction Security Documents or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries (other than the Collateral), pursuant to (i) the charter or by-laws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject (including the Financing Agreement, the Transaction Security Documents and the Intercreditor Agreement); or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, which conflict, breach, violation or imposition would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other conflicts, breaches, violations and impositions referred to in this paragraph (r) (if any),

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have (x) a Material Adverse Effect (as defined below) or (y) a material adverse effect upon the transactions contemplated herein.

(s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with Mexican FRS applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Selected Consolidated Financial Information” in the Disclosure Package and the Final Memorandum fairly present, on the basis stated in the Disclosure Package and the Final Memorandum, the information included therein.

(t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture and the Transaction Security Documents, or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (collectively the events described in (i) and (ii) above, a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

(u) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except (i) for such properties the loss of which would not reasonably be expected to result in a Material Adverse Effect and (ii) as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement after the Execution Time).

(v) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter or by-laws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (including the Financing Agreement, the Transaction Security Documents and the Intercreditor Agreement); or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

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(w) KPMG Cárdenas Dosal, S.C., which has audited certain financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements incorporated by reference in the Disclosure Package and the Final Memorandum, are independent auditors with respect to the Company in accordance with local auditing standards, which are substantially the same as those contemplated by Rule 10A of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

(x) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(y) The Company and each of its subsidiaries have filed all applicable tax returns that are required to be filed by them or have requested extensions of the period applicable for the filing of such returns (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time)) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

(z) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

(aa) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except for contractual prohibitions provided in joint venture or shareholders’ agreements to which the Company is a party (none of which prohibitions are material individually or in the aggregate), and except as described in or contemplated in the Disclosure Package or the Final Memorandum (in each case, exclusive of any amendment or supplement thereto after the Execution Time).

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or any of their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance in all material respects with the terms of such policies and

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instruments; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

(cc) The Company and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except to the extent that the failure to have such license, certificate, permit or authorization would not reasonably be expected to have a Material Adverse Effect and except, as described in or contemplated in the Disclosure Package or the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time), and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

(dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Mexican FRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and each of its subsidiaries’ internal controls over financial reporting are effective, and neither the Company nor any of its subsidiaries is aware of any material weakness in its internal control over financial reporting. The Company and each of its subsidiaries maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures are effective.

(ee) Each of the Company and its subsidiaries (i) is in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required under applicable Environmental Laws to conduct its businesses; and (iii) has not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time). Except as set forth in the Disclosure Package and the Final Memorandum, neither the

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Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(ff) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

(gg) The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. There is and has been no failure on the part of the Company and or of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ii) None of the Company, any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the

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knowledge of the Company, its Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) On the Closing Date, after giving effect to the offering of the Securities, the Company and its subsidiaries, on a consolidated basis, will be Solvent.

(kk) Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and each of the Note Guarantors, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.346% of the principal amount thereof, plus accrued interest, if any, from April 5, 2011 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto. The Initial Purchasers may acquire the Securities through any of their Affiliates.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on April 5, 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) and any other relevant clearing system unless the Representatives shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of

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the commencement of the offering and the date of the closing of the offering except:

(A)	to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B)	in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D);

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale may be made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D);

(vi) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company;

(vii) it has complied and will comply with the offering restrictions requirement of Regulation S;

(viii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”;

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(ix) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Note Guarantors;

(x) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and

(xi) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(A)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

(C)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the

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2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

5. Agreements. The Company and the Note Guarantors agree, jointly and severally, in each case with each Initial Purchaser that:

(a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the Distribution Period (as defined in Section 5(c) below), as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Company will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you attached as Schedule II hereto (the “Final Term Sheet”).

(c) The Company will not amend or supplement the Disclosure Package or the Final Memorandum other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives, which consent, following the Closing Date, may not be unreasonably withheld; provided, however, that prior to the earlier of (i) the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Representatives and communicated to the Company) and (ii) twelve (12) months after the date of the Final Memorandum (the “Distribution Period”), the Company will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document. The Company will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.

(d) If at any time during the Distribution Period, any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representatives, the Company and each of the Note Guarantors will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in

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the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) As required under Article 7 of the Mexican Securities Market Law (Ley del Mercado de Valores), the Company will, no later than one Business Day after the Closing Date, notify the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) of the offering of the Securities as described herein and in the Disclosure Package and in the Final Memorandum.

(h) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them, except (i) in a transaction registered under the Act or (ii) in a transaction exempt from the registration requirements under the Act if such transaction does not cause the holding periods under Rule 144 under the Act to be extended for other holders of Securities.

(i) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(j) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and each of them will comply with the offering restrictions requirement of Regulation S.

(k) None of the Company, its Affiliates, or any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

(l) For so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Company, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, will provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders,

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and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(m) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), as applicable, and any other relevant clearing system.

(n) Each of the Securities will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(o) Neither the Company nor any of the Note Guarantors will, for a period of 45 days following the Execution Time, without the prior written consent of BAML, JP Morgan and RBS, which consent shall not be unreasonably withheld, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any of the Note Guarantors or any person in privity with the Company or any of the Note Guarantors, directly or indirectly, or announce the offering of, any debt securities in the international capital markets that are issued or guaranteed by the Company or any of the Note Guarantors (other than the Securities). Provided, however, that the foregoing will not restrict the ability of the Company or any of the Note Guarantors to offer, sell, contract to sell, pledge or otherwise dispose of or announce an offering of securities, the proceeds of which are used to fund the repurchase or retirement of the Company’s perpetual debentures or the CEMEX España Euro Notes, an offer to exchange new securities for the Company’s perpetual debentures or the CEMEX España Euro Notes, an offering of certificados bursátiles in the local Mexican market and to enter into securitization transactions.

(p) The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(q) The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to its shareholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders).

(r) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to

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cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(s) The Company and the Note Guarantors agree, jointly and severally, to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, Japan, the provinces of Canada and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the transportation and other expenses incurred by or on behalf of each of the Company’s representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) fees and expenses incurred in connection with listing the Securities on the Irish Stock Exchange; (xi) the fees and expenses incurred in connection with the rating of the Securities by Standard & Poor’s and Fitch Ratings; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(t) The Company and the Note Guarantors agree, jointly and severally, to reimburse the Representatives, on behalf of the Initial Purchasers, for all their reasonable expenses incurred in connection with the sale of the Securities provided for herein (including, without limitation, reasonable fees, disbursements and expenses of legal advisors as to U.S. and Mexican law for the Initial Purchasers). The reimbursement obligations of the Company in respect of the legal advisors for the Initial Purchasers pursuant to this Section 5(t) and Section 7 hereof will be limited to U.S.$200,000 (excluding reimbursements in respect of disbursements and expenses of such legal advisors).

(u) The Company will apply the aggregate net proceeds from the offering of the Securities in the manner specified in the Disclosure Package and the Final Memorandum under the heading “Use of Proceeds”.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company and the Note Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company or any of its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance

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by the Company and the Note Guarantors to their respective obligations hereunder and to the following additional conditions:

(a) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. counsel for the Company, to furnish to the Representatives its opinion, tax opinion and negative assurance letter, each dated as of the Closing Date and addressed to the Representatives, substantially in the form of Schedule III attached hereto.

(b) The Company shall have requested and caused Mr. Ramiro G. Villarreal, General Counsel for the Company, to furnish to the Representatives his opinion, subject to certain applicable exceptions, qualifications and conditions acceptable to the Representatives, dated as of the Closing Date and addressed to the Representatives, substantially in the form of Schedule IV attached hereto.

(c) The Company shall have requested and caused Mr. Juan Pelegrí y Girón, General Counsel for CEMEX España, to furnish to the Representatives its opinion, subject to certain applicable exceptions, qualifications and conditions acceptable to the Representatives, dated as of the Closing Date and addressed to the Representatives, substantially in the form of Schedule V attached hereto.

(d) The Company shall have requested and caused Warendorf, special Dutch counsel to the Company, to furnish to the Representatives its opinion, subject to certain applicable exceptions, qualifications and conditions acceptable to the Representatives, dated as of the Closing Date and addressed to the Representatives, substantially in the form of Schedule VI attached hereto.

(e) The Company shall have requested and caused GHR Rechtsanwälte AG, special Swiss counsel to the Company, to furnish to the Representatives its opinion, subject to certain applicable exceptions, qualifications and conditions acceptable to the Representatives, dated as of the Closing Date and addressed to the Representatives, substantially in the form of Schedule VII attached hereto.

(f) The Company shall have requested and caused Arthur Cox, special Irish counsel for the Company, to furnish such opinion or opinions, dated the Closing Date, providing, among other related matters as the Representatives may reasonably require, that the issuance and sale of the Securities as provided in the Disclosure Package and the Final Memorandum, constitutes a public offering under the laws of the Republic of Ireland, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters; provided, however, that, prior to the delivery of such opinion on the Closing Date, BAML agrees to furnish a representation letter to Arthur Cox to the effect that it has offered the Securities to at least five persons within the Republic of Ireland.

(g) The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP and Ritch Mueller, S.C., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the

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Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Company and each Note Guarantor shall have furnished to the Representatives a certificate, signed by an executive officer of each of the Company and the Note Guarantors, dated as of the Closing Date, substantially in the form of Schedule VIII attached hereto.

(i) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG Cárdenas Dosal, S.C. to furnish to the Representatives, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and confirming that they are independent auditors within the meaning of the Exchange Act and the applicable published rules and regulations thereunder substantially in the form of Schedule IX attached hereto.

(j) Any and all applicable amendments, supplements or modifications to the Financing Agreement, any of the Transaction Security Documents, the Intercreditor Agreement and any other documents derived therefrom and in connection therewith, as applicable, shall have been made and shall constitute legal, valid and binding obligations to each party thereof.

(k) The Trustee shall be entitled to all rights and benefits provided in the Intercreditor Agreement as an Additional Notes Trustee (as such term is defined in the Intercreditor Agreement) and the Initial Purchasers, and/or each of the subsequent holders of the Securities, shall be entitled to all rights and benefits provided therein as Additional Notes Creditors (as such term is defined in the Intercreditor Agreement).

(l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto after the Execution Time) and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time), there shall not have been (i) any change, increase or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

(m) The Securities shall be eligible for clearance and settlement through DTC, Euroclear and Clearstream, as applicable, and any other relevant clearing system.

(n) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or any of its subsidiaries’ debt securities by Standard & Poor’s and Fitch Ratings or any notice given of any intended or potential decrease in any such

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rating. For the avoidance of doubt, any reiteration or reissuance of the outlook of a rating agency that was in place at the Execution Time shall not be considered a notice of an intended or potential decrease in a rating.

(o) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered under this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York, 10006, Attention: Duane McLaughlin, Esq., on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through BAML, JP Morgan and RBS on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company and the Note Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Term Sheet, the Final Memorandum, any Issuer Written Information, or any other written information, including any electronic road show, used by or on behalf of the Company in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in

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connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any of the Note Guarantors will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Term Sheet or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company or any of the Note Guarantors may otherwise have.

(b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (ii), under the heading “Plan of Distribution,” (A) the table of Initial Purchasers, and (B) the eighth and ninth paragraphs in the Disclosure Package and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Disclosure Package or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses

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available to it that are different from or additional to those available to the indemnifying party and/or other indemnified parties; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. If none of the conditions in clauses (i) through (iv) in the preceding sentence are satisfied as to any indemnified party, it is understood that the indemnifying party shall, in connection with any one such action be liable for the reasonable fees and expenses of only one separate firm of attorneys in each jurisdiction (and in addition to any local counsel) at any time (other than reasonable overlapping of engagements) for all such indemnified parties. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case under this paragraph (d) shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act)

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shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company and the Note Guarantors within the meaning of either the Act or the Exchange Act and each officer and director of the Company and the Note Guarantors shall have the same rights to contribution as the Company and the Note Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives and the Company shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to the time of delivery of, and payment for, the Securities, if at any time prior to such time (i) trading in securities generally on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) or the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either such exchange; (ii) a banking moratorium shall have been declared either by Mexican, U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by Mexico or the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the Execution Time).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Note

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Guarantors or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or the Note Guarantors or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to BAML’s Legal Department (fax no.: 917-267-2085) and confirmed to BAML at One Bryant Park, New York, New York 10036, Attention: Legal Department; or, if sent to the Company, will be mailed, delivered or telefaxed to +5281-8888-4399 and confirmed to it at CEMEX, S.A.B. de C.V., Av. Ricardo Margáin, Zozaya #325, Colonia Valle del Campestre, Garza García, Nuevo León, México 66265. Attention: Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(l) hereof, no other person will have any right or obligation hereunder.

14. Jurisdiction. Each of the parties hereto agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any State or U.S. federal court in The City of New York and County of New York or in the courts of its own domicile in respect of actions brought against such party as a defendant, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding and waives the right to any other jurisdiction that it may be entitled to by reason of its present or future domicile or other reason. The Company and each of the Note Guarantors hereby appoints Corporate Creations Network Inc., 1040 Avenue of the Americas #2400, New York, NY 10018, U.S.A.; fax: (561) 694-1639; telephone: (212) 382-4699, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any of such courts. Each of the parties appointing the Authorized Agent as provided herein hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take, and have each of the Note Guarantors take, any and all action, including the execution and filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each of the Company and the Note Guarantors.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

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16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. Each of the Company and the Note Guarantors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Note Guarantors, on the one hand, and the Initial Purchasers and any Affiliates through which they may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Company or the Note Guarantors and (c) each of the Company’s and the Note Guarantors’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Note Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Company or the Note Guarantors on related or other matters). Each of the Company and the Note Guarantors agrees that it will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Note Guarantors, in connection with such transaction or the process leading thereto.

19. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “U.S.$”, is of the essence. To the fullest extent permitted by law, the obligation of the parties in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the obligated party will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the obligated party not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20. Waiver of Immunity. To the extent that the Company or any of the Note Guarantors has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and each of the Note Guarantors hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

24

21. Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of a purchaser) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

22. Taxes. Each payment of fees or other amounts due to the Initial Purchasers under this Agreement shall, except as required by applicable law, be made without withholding or deduction for or on account of any taxes imposed by any jurisdiction. If any taxes are required to be withheld or deducted from any such payment, the Company and the Note Guarantors shall, jointly and severally, pay such additional amounts as may be necessary to ensure that the net amount actually received by the Initial Purchasers after such withholding or deduction is equal to the amount that the Initial Purchasers would have received had no such withholding or deduction been required. At the reasonable request of the Initial Purchasers, the Company shall provide evidence of payment of taxes when due.

23. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

24. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

25. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“BAML” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York, Mexico City, Madrid or Amsterdam.

“CEMEX España Euro Notes” shall mean the 4.75% Eurobonds issued by CEMEX Finance Europe B.V. and guaranteed by CEMEX España.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the security created or expressed to be created in favor of the Security Agent pursuant to the Transaction Security Documents that consists of (i) shares of the following entities: CEMEX México; Centro Distribuidor de Cemento, S.A. de C.V.;

25

Mexcement Holdings, S.A. de C.V.; Corporación Gouda, S.A. de C.V.; New Sunward; CEMEX Trademarks Holding Ltd and CEMEX España; and (ii) all proceeds thereof.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the Final Term Sheet, and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 8:00 a.m. (New York time) on March 30, 2011.

“Financing Agreement” shall mean the Financing Agreement dated August 14, 2009, as amended, between the Company, the Financial Institutions and Noteholders named therein, as participating creditors, Citibank International PLC, as administrative agent and Wilmington Trust (London) Limited, as security agent.

“Intercreditor Agreement” shall mean the Intercreditor Agreement dated August 14, 2009, as amended, between Citibank International PLC, as administrative agent, the participating creditors named therein, the Company and certain of its subsidiaries named therein, as original borrowers, original guarantors and original security providers, Wilmington Trust (London) Limited, as security agent, and others.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum and the Final Term Sheet that the parties expressly agree in writing to treat as part of the Disclosure Package and which are identified on Schedule X hereto.

“JP Morgan” shall mean J.P. Morgan Securities LLC.

“Mexican FRS” shall mean the Mexican financial reporting standards (Normas de Información Financiera aplicables en Mexico) as in effect from time to time issued by the Mexican Financial Reporting Standards Board (Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera).

“RBS” shall mean RBS Securities Inc.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Security Agent” shall mean Wilmington Trust (London) Limited, as security agent under the Financing Agreement.

26

“Solvent” shall mean, with respect to any person on any date of determination, that on such date, the value of the property of such person is greater than the total amount of liabilities, including contingent liabilities, of such person.

“Transaction Security Documents” shall mean any document, as amended from time to time, entered by any of the Company or its subsidiaries creating or expressed to create any security over all or any part of its assets in respect of their obligations under the Financing Agreement or any other document derived therefrom, or in connection therewith.

[Signature pages follow]

27

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

CEMEX, S.A.B. DE C.V.

By:	/s/ Humberto Lozano
Name: Humberto Lozano
Title: Attorney-in-Fact

EACH OF THE NOTE GUARANTORS LISTED BELOW

CEMEX MÉXICO, S.A. DE C.V.

By:	/s/ Rodrigo Treviño
Name: Rodrigo Treviño
Title: Attorney-in-Fact

NEW SUNWARD HOLDING B.V.

By:	/s/ Agustín Blanco
Name: Agustín Blanco
Title: Attorney-in-Fact

CEMEX ESPAÑA, S.A.

By:	/s/ Humberto Lozano
Name: Humberto Lozano
Title: Attorney-in-Fact

Signature page to

Purchase Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Augusto Urmeneta
	Name:	Augusto Urmeneta
	Title:	Managing Director

Signature page to Purchase Agreement

J.P. MORGAN SECURITIES LLC

By:	/s/ Roberto D’Avola
	Name:	Roberto D’Avola
	Title:	Executive Director

Signature page to Purchase Agreement

RBS SECURITIES INC.

By:	/s/ Michael F. Newcomb II
	Name:	Michael F. Newcomb II
	Title:	Managing Director

For themselves and the other several

Initial Purchasers named in

Schedule I to the foregoing Agreement.

Signature page to Purchase Agreement

SCHEDULE I

Initial Purchasers	Principal Amount of Securities to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	U.S.$	225,955,000

J.P. Morgan Securities LLC	U.S.$	225,955,000

RBS Securities Inc	U.S.$	225,954,000

Banco Bilbao Vizcaya Argentaria, S.A	U.S.$	30,534,000

BNP Paribas Securities Corp	U.S.$	30,534,000

Caja de Ahorros y Monte de Piedad de Madrid	U.S.$	30,534,000

Santander Investment Securities Inc	U.S.$	30,534,000

Total	U.S.$	800,000,000

SCHEDULE II

Pricing Term Sheet

March 29, 2011

CEMEX, S.A.B. de C.V.

Floating Rate Senior Secured Notes due 2015 (the “Notes”)

Issuer	CEMEX, S.A.B. de C.V.

Security description	Floating Rate Senior Secured Notes

Note Guarantors	CEMEX México, S.A. de C.V., CEMEX España, S.A. and New Sunward Holding B.V.

Security	First-priority security interest over the Collateral and all proceeds of such Collateral. Holders will not be entitled to direct the foreclosure on, or foreclose on, the Collateral. The Notes will cease to be secured in accordance with the provisions of the Intercreditor Agreement.

Format	144A Global Notes / Regulation S Global Notes

Joint Bookrunners	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC RBS Securities Inc.

Co-Managers	Banco Bilbao Vizcaya Argentaria, S.A. BNP Paribas Securities Corp. Caja de Ahorros y Monte de Piedad de Madrid Santander Investment Securities Inc.

Identifiers (144 A Notes)	CUSIP: 151290BD4 ISIN: US151290BD46

Identifiers (Reg S Notes)	CUSIP: P2253THX0 ISIN: USP2253THX02

Issue amount	U.S.$800 million

Settlement date	April 5, 2011

Final maturity	September 30, 2015

Interest basis	Payable quarterly in arrears

Interest payment dates	March 30, June 30, September 30 and December 30 of each year, beginning on June 30, 2011

Day count convention	Actual / 360

Benchmark	Three-month U.S. Dollar LIBOR (“3m$L”)

Coupon	3m$L plus 500 basis points

Issue price	99.001% of principal amount, plus accrued interest, if any, from April 5, 2011

Discount Margin	3m$L plus 525 basis points, reflecting the issue price of 99.001%

Optional Redemption

On or after the Interest Payment Date immediately preceding the maturity date, the Issuer will have the right, at its option, to redeem all of the Notes, at any time prior to their maturity, at par plus any accrued and unpaid interest on the principal amount of the Notes to the date of redemption.

In the event of certain changes in the withholding tax treatment relating to payments on the Notes, at 100% of their principal amount, plus any accrued and unpaid interest to the date of redemption.

Use of Proceeds	The estimated net proceeds from the offering of the Notes, after deducting the Initial Purchasers’ fees and commissions and the estimated expenses, will be approximately U.S.$786 million. The Issuer intends to use the net proceeds from the offering to repay indebtedness under the Financing Agreement.

Denominations	U.S.$150,000 and integral multiples of U.S.$1,000

Governing law	New York

Listing	Global Exchange Market of the Irish Stock Exchange

Clearing	The Depositary Trust Company, Euroclear and Clearstream

Financial Information

As of December 31, 2010, after giving pro forma effect to (1) the issuance of the January 2011 Notes and the 2011 Optional Convertible Subordinated Notes, (2) the 2011 Prepayments, (3) the 2011 Private Exchange and (4) the issuance of the Notes and the application of proceeds from the offering, the Issuer had consolidated total debt of Ps208,062 million (U.S.$16,834 million) (not including approximately Ps14,342 million (U.S.$1,160 million) of SPV Perpetuals). As of December 31,2010, after giving pro forma effect to (1) the issuance of the January 2011 Notes and the 2011 Optional Convertible Subordinated Notes, (2) the 2011 Prepayments, (3) the 2011 Private Exchange and (4) the issuance of the Notes and the application of proceeds from the offering, the Issuer had consolidated total obligations of Ps177,925 million (U.S.$14,395 million) outstanding secured by a first-priority security interest over the Collateral, consisting of obligations of approximately Ps92,156 million (U.S.$7,456 million) outstanding under the Financing Agreement, approximately Ps14,342 million (U.S.$1,160 million) outstanding under the SPV Perpetuals, approximately Ps66,293 million (U.S.$5,364 million) outstanding under the December 2009 Notes, the May 2010 Notes, the January 2011 Notes and the Notes, and approximately Ps5,133 million (U.S.$415 million) outstanding under long-term Certificados Bursátiles.

Capitalization

The following table sets forth our consolidated cash and temporary investments, indebtedness and capitalization as of December 31, 2010 (1) on an actual basis; (2) as adjusted to give effect to (i) the issuance of the January 2011 Notes, (ii) the issuance of the 2011 Optional Convertible Subordinated Notes, (iii) the 2011 Prepayments, and (iv) the 2011 Private Exchange; and (3) as further adjusted to give effect to the issuance and sale in this offering of U.S.$800 million aggregate principal amount of the Notes, the payment of the initial purchasers’ discounts and commissions and the estimated expenses in connection with the offering, and the application of the estimated net proceeds of the offering as described under “Use of Proceeds.”

The financial information set forth below is based on information derived from our financial statements, which have been prepared in accordance with MFRS, which differ in significant respects from U.S. GAAP. For further information about our financial presentation, see “Selected Consolidated Financial Information.”

	As of December 31, 2010
	Actual		As adjusted(l)				As further adjusted(2)
	(in millions of Pesos and Dollars)

Cash and investments(3)	Ps	8,354	Ps	12,585	U.S.$	1,018	Ps	12,585	U.S.$	1,018

Short-term debt(4)
Secured
Banobras(5)	Ps	36	Ps	36	U.S.$	3	Ps	36	U.S.$	3
Bancomext(5)
Other secured(6)		4,358		506		41		506		41
Unsecured
Other unsecured		1,243		517		42		517		42

Total short-term debt		5,637		1,059		86		1,059		86

Long-term debt
Secured by the Collateral
Financing Agreement		118,241		101,875		8,242		92,156		7,456
CBs(7)		8,867		4,628		374		4,628		374
Senior Secured Notes(8)(9)		42,496		56,405		4,564		56,405		4,564
The Notes(10)		—		—		—		9,789		792
Other secured
Banobras		169		169		14		169		14
Bancomext		2,007		2,007		162		2,007		162
Unsecured
CEMEX España Euro Notes(11)		14,834		14,834		1,200		14,834		1,200
Other unsecured		2,874		2,874		233		2,874		233
2010 Optional Convertible Subordinated Notes(12)		7,693		7,693		622		7,693		622
2011 Optional Convertible Subordinated Notes(13)		—		16,448		1,331		16,448		1,331
Total long-term debt		197,181		206,933		16,742		207,003		16,748

Total debt		202,818		207,992		16,828		208,062		16,834

Liability component of Mandatory Convertible Notes(14)		1,994		1,994		161		1,994		161

Stockholders’ equity
Non-controlling interest
Perpetual debentures(15)		16,310		14,342		1,160		14,342		1,160
Other		3,214		3,214		260		3,214		260
Controlling interest(12)(13)(14)		194,176		198,261		16,041		198,264		16,041
Total stockholders’ equity		213,700		215,817		17,461		215,820		17,461

Total capitalization(16)		418,512		425,803		34,450		425,876		34,456

(1)	Reflects the issuance of U.S.$1.0 billion aggregate principal amount of the January 2011 Notes, the issuance of the 2011 Optional Convertible Subordinated Notes, the 2011 Prepayments and the 2011 Private Exchange. Amounts in Dollars have been converted from Pesos at an exchange rate of Ps12.36 to U.S.$1.00, the CEMEX accounting rate as of December 31, 2010.

(2)	Reflects additional application of the net proceeds from the offerings. Amounts in Dollars have been converted from Pesos at an exchange rate of Ps12.36 to U.S.$ 1.00, the CEMEX accounting rate as of December 31, 2010.

(3)	In the “as adjusted” and “as further adjusted” columns, includes cash used to create a reserve for CBs maturing in September 2011 of approximately U.S.$81 million, of which approximately U.S.$56 million were used to prepay CBs pursuant to the March 2011 private cash tender offer to holders of CBs in Mexico.

(4)	Includes current portion of long-term debt.

(5)	Represent obligations with Mexican development banks, which are secured by fixed assets.

(6)	Represent long-term CBs with maturities during 2011, for which U.S.$25 million of cash has been reserved.

(7)	Represent CBs maturing in 2012 and thereafter.

(8)	Includes (i) U.S.$1,250,000,000 aggregate principal amount of 9.50% Senior Secured Notes due 2016 and €350,000,000 aggregate principal amount of 9.625% Senior Secured Notes due 2017 issued by CEMEX Finance LLC on December 14, 2009; (ii) U.S.$500,000,000 additional aggregate principal amount of 9.50% Senior Secured Notes due 2016 issued by CEMEX Finance LLC on January 19, 2010, (iii) U.S.$1,067,665,000 aggregate principal amount of 9.25% Senior Secured Notes due 2020 and €115,346,000 aggregate principal amount of 8.875% Senior Secured Notes due 2017 issued by CEMEX España, acting through its Luxembourg branch, on May 12, 2010 (iv) U.S.$1,000,000,000 aggregate principal amount of 9.000% Senior Secured Notes due 2018 issued by CEMEX on January 11, 2011, and (v) U.S.$125,331,000 additional aggregate principal amount of 9.25% Senior Secured Notes due 2020 issued by CEMEX España, acting through its Luxembourg branch, on March 4, 2011.

(9)	Amounts in Dollars have been converted from Euros at an exchange rate of U.S.$1.3335 to €1.00, the CEMEX foreign exchange rate as of December 31, 2010.

(10)	Reflects the liability represented by the $800 million aggregate principal amount of the Notes, after deducting the $8 million of original issue discount, which will be expensed over the life of the Notes in accordance with MFRS.

(11)	Issued by CEMEX Finance Europe B.V., a special purpose vehicle and wholly-owned subsidiary of CEMEX España, and solely guaranteed by CEMEX España.

(12)	Under MFRS C-12, the 2010 Optional Convertible Subordinated Notes represent a compound instrument, which has a liability component and an equity component. The liability component amounted to U.S.$622 million as of December 31, 2010 and U.S.$614 million at issuance. The equity component, which represents a premium over the option of the noteholders to convert into equity, was recognized net of commissions, within “Other equity reserves” and amounted to U.S.$93 million at issuance (see note 12A and 16B to our consolidated financial statements included in the offering memorandum). If the conversion option is exercised, this amount will be reclassified as additional paid-in capital. Although we have not completed our U.S. GAAP reconciliation of our 2010 financial statements, we currently anticipate that there will be a new reconciliation item in our U.S. GAAP reconciliation of our 2010 financial statements in respect of the 2010 Optional Convertible Subordinated Notes, the entire principal amount of which we expect will be recorded as debt until conversion under U.S. GAAP. We cannot assure you that we will not identify additional reconciliation items or that this reconciliation item will be reflected therein in accordance with our current expectations.

(13)	Under MFRS C-12, the 2011 Optional Convertible Subordinated Notes, like the 2010 Optional Convertible Subordinated Notes referred to in note (11) above, represent a compound instrument, which has a liability component and an equity component, and we expect to have a similar U.S. GAAP reconciliation item in respect of the 2011 Optional Convertible Subordinated Notes in our future financial statements. However, the 2011 Optional Convertible Subordinated Notes will not be considered as debt for purposes of the leverage ratio calculations under the Financing Agreement. The “as adjusted” column reflects (i) the expected liability component of the 2011 Optional Convertible Subordinated Notes of U.S.$1,331 million, calculated as of the date of this offering memorandum and (ii) the expected equity component of the 2011 Optional Convertible Subordinated Notes of U.S.$331 million, calculated net of commissions as of the date of this offering memorandum. The equity component, which represents a premium over the option of the noteholders to convert into equity, is expected to be recognized net of commissions, within “Other equity reserves,” and if the conversion option is exercised, will be reclassified as additional paid-in capital.

(14)	Under MFRS, the Mandatory Convertible Securities issued in Mexico on December 10, 2009 in exchange for CBs represent a combined instrument with liability and equity components. The liability component, approximately Ps1,994 million (U.S.$161 million) as of December 31, 2010, corresponds to the net present value of interest payments due under the Mandatory Convertible Securities, assuming no early conversion, and was recognized under “Other Financial Obligations” in our balance sheet. The equity component, approximately Ps1,971 million (U.S.$159 million) as of December 31, 2010, represents the difference between principal amount and the liability component, and was recognized within “Other equity reserves” net of commissions in our balance sheet. See notes 12A and 16B to our consolidated financial statements included in the offering memorandum.

(15)	Issued by special purpose vehicles. In accordance with MFRS, these securities are accounted for as equity due to the fact that they do not have a specified maturity date and our option to defer payment of interest However, for purposes of our U.S. GAAP reconciliation, we record these debentures as debt and interest payments thereon as part of financial expenses in our consolidated income statement.

(16)	As used in this table, total capitalization equals short- and long-term debt plus the Mandatory Convertible Notes plus the Notes and plus total stockholders’ equity.

* * *

The Initial Purchasers propose to resell the Notes at the offering price set forth on the cover page of the offering memorandum within the United States to persons they reasonably believe to be qualified institutional buyers (as defined in Rule 144A) in reliance on Rule 144A and outside the United States in reliance on Regulation S. See “Transfer Restrictions; Notice to Investors.” Sales in the United States may be made through certain affiliates of the Initial Purchasers. The price at which the Notes are offered may be changed at any time without notice.

* * *

This communication is intended for the sole use of the person to whom it is provided by the sender.

This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and to non-U.S. persons in offshore transactions outside the United States in accordance with Regulation S thereunder. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

The information in this term sheet supplements the Company’s preliminary offering memorandum, dated March 29, 2011 (the “Preliminary Memorandum”) and supersedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. This term sheet is qualified in its entirety by reference to the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE III

Forms of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,

special U.S. counsel for the Company

SCHEDULE IV

Form of Opinion of Ramiro G. Villarreal, General Counsel of the Company

[INTRODUCTORY PARAGRAPH AND RELIANCE SECTIONS]

In rendering this opinion, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of executed documents, I have assumed that the parties thereto (other than the Company and CEMEX México) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties (other than the Company and CEMEX México) of such documents and the validity and binding effect thereof on such parties. I have also assumed that each of the parties (other than the Company and CEMEX México) to the Transaction Documents (as defined herein) has been duly organized and is validly existing in good standing, if applicable, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that each of such parties has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of its jurisdiction of organization) in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents, other than the laws of Mexico insofar as I express my opinions herein.

In rendering this opinion I have reviewed originals or copies of the following documents (referred to herein collectively as the “Transaction Documents”):

(a) an executed copy of the Purchase Agreement;

(b) the Preliminary Memorandum, the documents incorporated by reference therein and the final term sheet, dated March [    ], 2011 (the “Final Term Sheet”);

(c) the Final Memorandum and the documents incorporated by reference therein;

(d) an executed copy of the Indenture;

(e) the Securities in global form as executed by the Company and authenticated by the Trustee;

(f) an executed copy of the Financing Agreement dated August 14, 2009 (the “Financing Agreement”) between the Company, the financial institutions and noteholders named therein, as participating creditors, Citibank International PLC, as administrative agent, and Wilmington Trust (London) Limited, as security agent (the “Security Agent”);

(g) an executed copy of the security trust agreement (contrato de fideicomiso de garantía) entered into among (i) the Company, CEMEX México, Empresas Tolteca de México, S.A. de C.V., Impra Café, S.A. de C.V., Interamerican Investments, Inc. and Centro Distribuidor

de Cemento, S.A. de C.V., as settlors; (ii) CEMEX México, Centro Distribuidor de Cemento, S.A. de C.V., Mexcement Holdings, S.A. de C.V. and Corporación Gouda, S.A. de C.V., as issuers; (iii) Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, as trustee; and (iv) the Security Agent (the “Mexican Security Trust”); and

(h) the documents executed and delivered by each of the Company and the Note Guarantors at the closing pursuant to the Purchase Agreement.

Based upon the foregoing, and subject to the further qualifications set forth below, I am of the opinion that:

1. Each of the Company and CEMEX México has been duly incorporated and is validly existing as a corporation under the laws of Mexico, with full corporate power and authority to own or lease, as the case may be, and to operate their properties and conduct their businesses as described in the Disclosure Package and the Final Memorandum and to execute and deliver, and to perform its obligations under, the Transaction Documents and any transaction contemplated thereunder.

2. All the outstanding shares of capital stock of each of the Company and CEMEX México has been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance.

3. Each of the Transaction Documents to which each of the Company and CEMEX México is a party, has been duly authorized, executed and delivered by the Company and CEMEX México, respectively, and constitutes a legal, valid and binding agreement, enforceable against the Company and CEMEX México, respectively, in accordance with its terms.

4. The Mexican Security Trust creates in favor of the Security Agent, for the benefit of holders of the Securities, valid security interests in the Collateral for the payment of the Securities.

5. Neither the execution and delivery of the Transaction Documents, nor the consummation of any other of the transactions therein contemplated, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of any of the Company or CEMEX México pursuant to, (i) the charter or by laws (estatutos sociales) of any of the Company or CEMEX México; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which each of the Company and CEMEX México is a party or bound or to which their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or CEMEX México of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or CEMEX México or any of their respective properties.

6. No consent, approval, authorization, filing with, order of, notice to, or qualification with any Mexican governmental or regulatory authority or court is required for the execution, delivery and performance by each of the Company and CEMEX México of the Purchase Agreement, the Indenture, the issuance and sale of the Securities, and the consummation of the transactions contemplated therein, except for the notice to be given to the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores), no later than one Business Day after the Closing Date, under Article 7 of the Securities Market Law, in respect of the issuance of the Securities.

7. The choice of New York state law as the governing law of the Purchase Agreement, the Indenture, and the Securities, is legal, valid and binding to each of the Company and CEMEX México under the laws of Mexico and there is no reason why the courts of Mexico would not give effect to the choice of New York law as the proper law of the Purchase Agreement, the Indenture, and the Securities; each of the Company and CEMEX México has the legal capacity to sue and be sued in its own name under the laws of Mexico; each of the Company and CEMEX México has the power to submit, and has irrevocably submitted, to the jurisdiction of the New York courts and each of the Company and CEMEX México has validly and irrevocably appointed Corporate Creations Network Inc. as its authorized agent under the laws of Mexico for service of process under the Purchase Agreement, the Indenture and the Securities; the irrevocable submission of each of the Company and CEMEX México to the jurisdiction of the New York courts and the waivers by each of the Company and CEMEX México of any immunity and any objection to the venue of the proceeding in a New York court in the Purchase Agreement, in the Indenture, and in the Securities, are legal, valid and binding under the laws of Mexico and there is no reason why the courts of Mexico would not give effect to such submission and waivers; and the courts in Mexico will recognize as valid and final, and will enforce, any final and conclusive judgment against each of the Company and CEMEX México obtained in a New York court arising out of or in relation to the obligations of each of the Company and CEMEX México under the Purchase Agreement, the Indenture, or the Securities, without re-examination of the issues pursuant to Articles 569 and 571 of the Mexican Federal Code of Civil Procedure and Article 1347A of the Mexican Commerce Code, which provide, inter alia, that any judgment rendered outside of Mexico may be enforced by Mexican Courts, provided that:

(i)	such judgment is obtained in compliance with (a) all legal requirements of the jurisdiction of the court rendering such judgment, and (b) all legal requirements of the relevant Transaction Documents;

(ii)	such judgment is not rendered in a real action (acción real);

(iii)

such judgment is final, non-appealable and authenticated by the appropriate governmental authorities, and is strictly for the payment of a certain sum of money, provided that, under Mexican Monetary Law, payments that should be made in Mexico in foreign currency, whether by agreement or upon a judgment of a Mexican Court, may be discharged in Mexican currency at a rate of exchange for such currency prevailing at the time of payment;

(iv)	the court rendering such judgment is competent to render such judgment in accordance with applicable rules under international law and such rules are compatible with the rules adopted under the Mexican Code of Commerce;

(v)	service of process was made personally on the Company and CEMEX México, as applicable, or on an appropriate Process Agent of the Company and CEMEX México, as applicable;

(vi)	such judgment does not contravene Mexican public policy or laws (and we have no reason to believe that a judgment based upon the Transaction Documents would contravene Mexican public policy);

(vii)	the applicable procedure under the laws of Mexico with respect to the enforcement for foreign judgments (including the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) is complied with;

(viii)	the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; and

(ix)	the cause of action in connection with which such judgment is rendered is not the same cause of action between the same parties that is pending before a Mexican court.

8. Except as described in the Disclosure Package and the Final Memorandum, with respect to non-residents of Mexico, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Initial Purchasers to Mexico or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Securities as contemplated in the Purchase Agreement to the Initial Purchasers, the sale and delivery by the Initial Purchasers of the Securities as contemplated in the Purchase Agreement or the entering into or performance of the terms of the Purchase Agreement.

9. Other than as described in the Disclosure Package and the Final Memorandum, under the current laws and regulations of Mexico, all payments of principal, premium (if any) and interest on the Securities may be paid, if applicable, by each of the Company and CEMEX México to the registered holder thereof in U.S. dollars (that may be obtained through conversion of Mexican Pesos) that may be freely transferred out of Mexico, and all such payments and other distributions made to holders of the Securities who are non-residents of Mexico, will not be subject to Mexican income, withholding or other taxes under the laws and regulations of Mexico and are otherwise free and clear of any other tax, duty withholding or deduction in Mexico and without the necessity of obtaining any governmental authorization in Mexico.

10. It is not necessary in order to enable the Initial Purchasers, the Trustee or the holders of the Securities to exercise or enforce its rights under the Purchase Agreement, the Indenture or the Securities in Mexico or by reason of the entry into and/or the performance of the Purchase Agreement and the Indenture, that the Initial Purchasers, the Trustee or the holders of Securities should be licensed or qualified to do business in Mexico. The Initial Purchasers and the non-Mexican holders of the Securities will not be deemed resident, domiciled, carrying on business or subject to taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of the Purchase Agreement.

11. Except as disclosed in the Disclosure Package and the Final Memorandum, there is no pending or, to the best of my knowledge, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Disclosure Package and the Final Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, have a Material Adverse Effect;

12. (i) The statements in the Disclosure Package and the Final Memorandum under the headings “Important Federal Tax Considerations,” “Description of Notes” and “Regulatory Matters and Legal Proceedings,” fairly summarize the matters therein described.

13. There is no reason to believe that the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which I express no opinion).

14. There is no reason to believe that the Final Memorandum, as of its date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which I express no opinion).

I express no opinion as to any laws other than the laws of Mexico. In rendering my opinion, I have relied, (i) as to matters governed by United States Federal and New York law, upon the opinion of Skadden, Arps, Slate, Meagher & Flom LLP delivered pursuant to the Purchase Agreement and (ii) as to matters of fact, on certificates of responsible officers of each of the Company and CEMEX México and public officials that are furnished to the Initial Purchasers.

This opinion is subject to the following qualifications:

a. Enforcement of the Transaction Documents may be limited by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws affecting the rights of creditors generally;

b. Labor claims, claims of tax authorities for unpaid taxes, social security quotas, worker’s housing fund quotas, retirement fund quotas, as well as claims from secured or privileged creditors, will have priority over claims of the parties to, or in connection with, the Purchase Agreement, the Indenture and the Securities;

c. In the event that proceedings are brought in Mexico seeking performance of the obligations of the Company or CEMEX México in Mexico, pursuant to the Mexican Monetary Law, such entity may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made;

d. In the event that any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant has been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

e. In the event of foreclosure of the Mexican Security Trust, the purchaser or purchasers of any transferred shares of a Mexican entity may require the approval of each of the Mexican Competition Commission (Comisión Federal de Competencia) and the Mexican Foreign Investment Commission (Comisión Nacional de Inversiones Extranjeras);

f. Claims may become barred under the statutes of limitation, which are not waivable under Mexican law, or may become subject to defenses or set-off or counterclaim;

g. A Mexican court may stay proceedings held in such court if concurrent proceedings are being held elsewhere;

h. Under the laws of Mexico, the obligations of a guarantor are not independent from, and may not exceed, the obligations of the main obligor;

i. With respect to the provisions contained in each of the Transaction Documents in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico; and

j. An obligation to pay interest on interest may not be enforceable in Mexico.

This opinion is furnished only to you as representative of the Initial Purchasers and is solely for the Initial Purchasers’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Purchase Agreement. Without my prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this opinion (other than an Initial Purchaser’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction), except that The Bank of New York Mellon may rely upon this opinion in its capacity as trustee under the Indenture and that Skadden, Arps, Slate, Meagher & Flom LLP may rely upon this opinion as to matters of the laws of the Mexico in rendering their opinion pursuant to Section 6(a) of the Purchase Agreement.

SCHEDULE V

Form of Opinion of Juan Pelegrí y Girón, General Counsel of CEMEX España

[Letterhead of Cemex España]

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

U.S.A.

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

U.S.A.

RBS Securities Inc.

600 Washington Boulevard

Stamford, CT 06901

Madrid, [    ] April 2011

Dear Sirs,

Issue of USD [    ] Floating Rate Senior Secured Notes due 20[    ]

I have acted as the General Counsel for Europe, Middle East, Africa and Asia of the Cemex group and Secretary to the Board of Directors of CEMEX ESPAÑA, S.A. in connection with the issue by CEMEX, S.A.B. DE C.V. of U.S.$[    ] principal amount of its Floating Rate Senior Secured Notes due [    ] pursuant to the terms of the Indenture (as defined below). This opinion letter is being furnished pursuant to Section 6(c) of the Purchase Agreement (as defined below) in connection with the participation of CEMEX ESPAÑA, S.A. as guarantor to the referred issue of notes, the pledges over shares in CEMEX ESPAÑA, S.A. created as security interest and certain other documents in relation thereto listed in Schedule 1 (Description of Documents).

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Opinion Letter:

1.1.1	“Collateral” means the 99.6392 per cent of the shares in the Spanish Note Guarantor pledged through the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement;

1.1.2	“Financing Agreement” means the Financing Agreement dated 14 August 2009, as amended, between, inter alia, the Parent, the Original Borrowers, the Original Guarantors, the Original Security Providers, the Original Participating Creditors, the Creditors’ Representatives, the Administrative Agent and the Security Agent (all as defined therein), which has been raised to Spanish public document status on 29 September 2009 by virtue of a deed granted before the Notary of Madrid, Mr. Rafael Monjó Carrió;

1.1.3	“Foreign Pledgors” means:

(a)	CEMEX, S.A.B. DE C.V., an entity incorporated under the laws of Mexico with registered offices at Ciudad de Monterrey, N.L. (México), Avenida Constitución, 444, Poniente, Zona Centro, registered with the Federal Registry under the number CEM-880726-UZA and with tax identification number N-4121454-E (hereinafter, “Parent”); and

(b)	New Sunward Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, having its registered office at Amsteldijk 166, 1079 LH Amsterdam, The Netherlands and registered with the Chamber of Commerce in Amsterdam under number 34133556 and with tax identification number N-0032922-G (hereinafter, “Holding”);

1.1.4	“Indenture” means the indenture dated [ ] April 2011 between, inter alia, the Issuer, the Spanish Note Guarantor and the Bank of New York Mellon, as Trustee;

1.1.5	“Intercreditor Agreement” means the Intercreditor Agreement dated 14 August 2009 between, inter alia, the Administrative Agent, the Original Participating Creditors, the Participating Creditors’ Representatives, the Parent, the Original Borrowers, the Original Guarantors, the Original Security Providers and the Security Agent (all as defined therein), as amended;

1.1.6	“Issuer” means CEMEX S.A.B. de C.V.;

1.1.7	“Purchase Agreement” means the Purchase Agreement dated 29 March 2011 between, inter alia, the Issuer, the Representatives of the Initial Purchasers named therein, and the Spanish Note Guarantor;

1.1.8	“Spanish Note Guarantor” means CEMEX España, S.A., a company incorporated under the laws of Spain, with registered office in Hernández de Tejada 1, 28027, Madrid (Spain), with Tax Identification Number A-46004214 and registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 and 166, section 8, page no. M-156542; and

1.1.9	“Spanish Share Pledges Agreement” means the notarial deed (póliza) of pledges agreement over shares in the Spanish Note Guarantor granted by Holding, the Parent and Sunward Acquisitions N.V., before the notary of Madrid, Mr. Rafael Monjó Carrió on 29 September 2009.

1.1.10	“New Spanish Share Pledges Agreement” means the notarial deed (póliza) of pledges agreement over shares in the Spanish Note Guarantor granted by Holding, before the notary of Madrid, Mr. Rafael Monjó Carrió on 23 December 2010.

1.2	Interpretation

Terms defined or given a particular construction in the Indenture and/or the Purchase Agreement have the same meaning in this Opinion Letter unless a contrary indication appears.

2.	OPINION

Based upon the assumptions set out in Schedule 2 (Assumptions) and subject to the qualifications set out in Schedule 3 (Qualifications), I am of the opinion that:

2.1	Status

2.1.1	The Spanish Note Guarantor is a public limited liability company (“sociedad anónima”) duly incorporated, duly organised and validly existing under the laws of Spain, with full corporate power and authority to own or lease, as the case may be, property and assets and to carry on its business pursuant to its articles of incorporation.

2.1.2	The Spanish Note Guarantor has filed its last financial statements with the Mercantile Registry and neither the commencement of winding up procedures nor the commencement of insolvency proceedings in relation to the Spanish Note Guarantor have been entered into the Mercantile Registry

2.2	Due Authorization and conflict

2.2.1	Each of the Transaction Security Documents governed by Spanish law (i) has been duly authorized, executed and delivered by the parties thereto, as far as Spanish law is applicable; (ii) constitutes a valid and binding agreement, enforceable over the Collateral in accordance with its terms; and (iii) creates valid security interest in the Collateral in favour of the holders of the Securities.

2.2.2	The Purchase Agreement and the Indenture, including the guarantee by the Spanish Note Guarantor provided for therein, have been duly authorised, executed and delivered by the Spanish Note Guarantor as far as Spanish law is applicable.

2.2.3	Neither the execution nor the delivery of the Purchase Agreement, the Indenture, the issuance and sale of Securities, the Transaction Security Documents nor the consummation of the transactions therein contemplated, nor the fulfilment of the terms thereof conflict with or will conflict with, result in a violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Spanish Note Guarantor or of any of its Spanish subsidiaries pursuant to:

(a)	the constitutional documents of the Spanish Note Guarantor or any of its Spanish subsidiaries;

(b)	the terms of any Spanish law governed indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Spanish Note Guarantor or any of its Spanish subsidiaries is a party or bound or to which its or their property is subject; or

(c)	any present statute, law, regulation or rule of Spain or, to my knowledge, any judgment, order of any Spanish governmental, judicial or other authority or arbitrator having jurisdiction over the Spanish Note Guarantor or any of its Spanish subsidiaries or any of their respective properties located in Spain.

2.3	Filings, Registrations or Consents

It is not necessary under the laws of Spain that:

2.3.1	any document be filed, registered or recorded before or with any court or public office; or

2.3.2	any stamp or documentary tax or any other tax or duty whatsoever be paid; or

2.3.3	any consent, approval or authorisation of any person or authority (including without limitation, any tax or other monetary authority) be obtained except for obtaining the relevant financial transaction number (Número de Operación Financiera or NOF) from the Bank of Spain prior to the Spanish Note Guarantor making any payment as guarantor under the Purchase Agreement, the Indenture or the Securities; or

2.3.4	any other action whatsoever be taken, except for the sworn translation into Spanish of the Purchase Agreement, the Indenture and the Securities and any other documents drafted in a language different than Spanish should they need to be submitted to a Spanish court, to ensure the legality, validity, enforceability and the admissibility in evidence of the Purchase Agreement, the Indenture, the Securities and/or the Transaction Security Documents governed by Spanish law.

2.4	Bank Domicile and Place of Business

2.4.1	None of the Initial Purchasers, the Trustee or the holders of the Securities is or will become (or be deemed to have become) resident, domiciled, engaged in the carrying on of business or subject to taxation in Spain by reason only of the execution, delivery, performance or enforcement of the Purchase Agreement, the Indenture, the Securities or the Transaction Security Documents governed by Spanish law.

2.4.2	It is not necessary for any of the Initial Purchasers, the Trustee or the holders of the Securities to be licensed or qualified to do business in Spain to exercise or enforce its rights under the Purchase Agreement, the Indenture, the Securities or the Transaction Security Documents governed by Spanish law.

2.5	Governing Law

2.5.1	The choice of law provisions set forth in the Purchase Agreement, the Indenture and the Securities are legal valid and binding as far as Spanish law is applicable.

2.5.2	In any proceedings for the enforcement of the guarantee given by the Spanish Note Guarantor, the Spanish courts would give effect to the choice of New York law as the governing law of the Purchase Agreement, the Indenture and the Securities in accordance with, and subject to the limitations set forth in, Regulation (EC) no. 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (“Rome I”).

2.6	Submission to Jurisdiction

2.6.1	The Spanish Note Guarantor has the legal capacity to sue and be sued in its own name.

2.6.2	The Spanish Note Guarantor has the power to submit, and has irrevocably submitted to the jurisdiction of the New York courts and has validly and irrevocably appointed Corporate Creations Network Inc. as its authorized agent for the purpose described in the Purchase Agreement, the Indenture and in the Securities.

2.6.3	The irrevocable submission by the Spanish Note Guarantor to the jurisdiction of the New York courts and the waivers by the Spanish Note Guarantor of any immunity and any objection to the venue of the proceeding in a New York court in the Purchase Agreement and the Indenture are legal, valid and binding.

2.6.4	Pursuant to the interpretation given by the Spanish Supreme Court (Tribunal Supremo) to article 22.2 of the Organic Law 6/1985, dated 1 July 1985, on the Judiciary (“LOPJ”) the Spanish courts would give effect to the Spanish Note Guarantor’s submission to the New York courts and the waiver to any objection to the venue of the proceeding in a New York court.

2.7	Recognition and enforcement of judgments

Any judgment obtained in the United States would be recognised in Spain in accordance with articles 951 to 958 of the Civil Procedural Act of 1881 (Ley de Enjuiciamiento Civil, hereinafter, LEC 1881) in connection with the Civil Procedural Act of 2000 (hereinafter, LEC 2000). Pursuant to these articles (as interpreted by the Spanish Supreme Court - Tribunal Supremo-), in the absence of any treaty providing for the reciprocal recognition and enforcement of judgments (currently there is no such treaty between the United States and Spain) and in the absence of proof that similar Spanish judgments are not recognised and enforced in the specific State rendering the judgment (in which case the US judgment will not be recognised in Spain), such US judgment will be recognised and enforced in Spain provided that it meets the following requirements:

(a)	the judgment must be final, translated into Spanish and apostilled;

(b)	the judgment is not contrary to Spanish public policy;

(c)	there is not a pending proceeding between the same parties and in relation to the same issues in Spain;

(d)	there is not a judgment rendered between the same parties and for the same cause of action in Spain or in another country provided that in this latter case the judgment has been recognised in Spain;

(e)	where rendering the judgment, the courts rendering it must have decided upon an action characterised as an action in personam (in the interpretation made by the Spanish Supreme Court of article 954.1 of the LEC 1881), have not infringed an exclusive ground of jurisdiction provided for in Spanish law and have not based their jurisdiction on exorbitant grounds; and

(f)	the rights of defence of the defendant should have been protected where rendering the foreign judgment, including but not limited to a proper service of process carried out with sufficient time for the defendant to prepare its defence.

Under Spanish procedural law, process must be served personally on each defendant. The Spanish Supreme Court, taking into account the circumstances of the case, may construe that service of process on an agent appointed by the Spanish Note Guarantor has infringed Spanish public policy or the rights of defence of the Spanish Note Guarantor. Should this be the case, the judgment rendered in the State of New York would not be recognised in Spain.

3.	ADDRESSEES AND PURPOSE

This Opinion Letter is limited to matters of Spanish law in force on the date hereof. I express no opinion with respect to the law of any other jurisdiction.

This Opinion Letter expresses and describes Spanish legal concepts in English and not in the original Spanish terms; therefore, this opinion is issued and may only be relied upon on the expressed conditions that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of Spain.

This Opinion Letter is limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein.

This Opinion Letter is provided in connection with the satisfaction of the Conditions to the Obligations of the Initial Purchasers in the Purchase Agreement and is addressed to and is solely for the benefit of the Initial Purchasers as at the date hereof. It may not, without my prior written consent, be relied upon for any other purpose or be disclosed to or relied upon by any other person, except that The Bank of New York Mellon may rely upon this opinion in its capacity as trustee under the Indenture, and save that it may be disclosed without such consent to:

(a)	any person to whom disclosure is required to be made by applicable law or court order or pursuant to the rules or regulations of any supervisory or regulatory body or in connection with any judicial proceedings;

(b)	the officers, employees, auditors and professional advisers of any addressee;

(c)	any person, not otherwise an addressee of this Opinion Letter, who (i) becomes a Securities holder or (ii) is a potential purchaser of the Securities, and their respective professional advisers; and

(d)	each of Fitch Ratings Ltd., Moody’s Investors Service, Inc. and Standard & Poors’ Ratings Group, a division of McGraw Hill Companies, Inc. and their respective professional advisers,

on the basis that (i) such disclosure is made solely to enable any such person to be informed that an opinion has been given and to be made aware of its terms but not for the purposes of reliance, (ii) 1 do not assume any duty or liability to any person to whom such disclosure is made and (iii) such person agrees not to further disclose this Opinion Letter or its contents to any other person, other than as permitted above, without my prior written consent. Moreover, I assume no obligation to advise either you, the Trustee, the Agents or any other party of changes of law or facts that could occur after the date hereof, regardless of whether the change affects the legal analysis or conclusions given herein.

Yours faithfully,

Juan Pelegrí y Girón

General Counsel for Europe, Middle East, Africa and Asia and Secretary of the Board of Directors of Cemex España, S.A.

SCHEDULE 1

DESCRIPTION OF DOCUMENTS

In arriving at the opinions expressed in Section 2 of this Opinion Letter, I have examined and relied upon the following documents:

1.	TRANSACTION DOCUMENTS

1.1	Photocopy of the execution version of the Purchase Agreement.

1.2	Photocopy of the execution version of the Indenture.

1.3	Photocopy of the execution version of the Securities.

The Purchase Agreement, the Indenture and the Securities are together referred to as the “General Documents”.

1.4	Original of the Spanish Share Pledges Agreement.

1.5	Original of the New Spanish Share Pledges Agreement.

1.6	Originals of the following irrevocable powers of attorney granted by each of the Foreign Pledgors (the “Irrevocable Powers of Attorney”):

(a)	irrevocable power of attorney, dated 29 September 2009, granted by Holding in favour of the Security Agent in connection with the Spanish Share Pledges Agreement, before the notary of Madrid, Mr. Rafael Monjó Carrió;

(b)	irrevocable power of attorney, dated 29 September 2009, granted by Acquisitions in favour of the Security Agent in connection with the Spanish Share Pledges Agreement, before the notary of Madrid, Mr. Rafael Monjó Carrió;

(c)	irrevocable power of attorney, dated 29 September 2009, granted by Parent in favour of the Security Agent in connection with the Spanish Share Pledges Agreement, before the notary of Madrid, Mr. Rafael Monjó Carrió.

1.7	Original notarial deed (escritura) of accession to the New Spanish Share Pledges Agreement, dated [5] April 2011, executed in the name of the Trustee acting on behalf of the Securities holders before the notary of Madrid, Mr. Rafael Monjó Carrió (the “Deed of Accession”).

1.8	Photocopy of the powers of attorney granted by the Trustee in favour of [Mr. Juan Perlaza and Mrs. Paloma Álvarez-Uría before the notary of New York, Mr. Danny Lee] on [5] April 2011 (the “Trustee Powers of Attorney”).

2.	CORPORATE DOCUMENTS

Copies of the following public deeds, certificates and other corporate documentation relating to the Spanish Note Guarantor as I have required in order to opine on its capacity to execute the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement, including:

2.1	certificate issued by the Spanish Note Guarantor on 11 January 2011;

2.2	certificate of the resolution of the Board of Directors of the Spanish Note Guarantor dated 28 March 2011, raised to the status of Spanish public document on [4] April 2011, before Mr. Rafael Monjó Carrió, Notary in Madrid, approving the terms and the execution of the General Documents and granting special powers of attorney for such purposes in favour of the persons named therein (any of them, acting severally);

2.3	executed original power of attorney granted on 29 July 2009 by Parent in favour of Mr. Roger Saldaña Madera, Mr. Héctor José Vela Dib, Mr. Agustín de Jesús Blanco Garza, Mr. Francisco Javier García Ruiz de Morales and Mr. Juan Pelegrí Girón executed before Mr. Juan Manuel García García, Notary in Monterrey (Mexico), with number 47206 of his protocol and duly apostilled;

2.4	executed original power of attorney granted on 7 August 2009 by Holding in favour of Mr. Héctor Medina Aguiar, Mr. Ramiro G. Villarreal Morales, Mr. Rodrigo Treviño Muguerza, Mr. Humberto Francisco Lozano Vargas, Mr. Jaime Armando Chapa González, Mr. Agustín de Jesús Blanco Garza, Mr. Héctor José Vela Dib, Mr. Juan Pelegrí y Girón, Mr. Francisco Javier García Ruiz de Morales, Mr. Ángel Méndez Molina and Mr. Juan Alberto Urionabarrenechea Güenechea executed before Mr. Kjell Stelling, Notary in Amsterdam (The Netherlands) and duly apostilled; and

2.5	executed original power of attorney granted on 28 July 2009 by Acquisitions in favour of Mr. Héctor Medina Aguiar, Mr. Ramiro G. Villarreal Morales, Mr. Rodrigo Treviño Muguerza, Mr. Humberto Francisco Lozano Vargas, Mr. Jaime Armando Chapa González, Mr. Agustín de Jesús Blanco Garza, Mr. Héctor José Vela Dib, Mr. Juan Pelegrí y Girón, Mr. Francisco Javier García Ruiz de Morales, Mr. Ángel Méndez Molina and Mr. Juan Alberto Urionabarrenechea Güenechea executed before Mr. Kjell Stelling, Notary in Amsterdam (The Netherlands) and duly apostilled.

I have reviewed all documents and laws that I have considered appropriate for the purposes of this opinion; however, I have assumed that there is no factual information or that there are no documents possessed or discoverable by persons other than myself of which I should be aware for the purposes of this Opinion Letter.

SCHEDULE 2

ASSUMPTIONS

This Opinion Letter assumes:

2.1	the genuineness of all signatures;

2.2	the completeness and conformity to originals of all documents supplied to me as certified or photostatic copies and the authenticity of the originals of such documents;

2.3	each of the parties to the Purchase Agreement, the Indenture and the Transaction Security Documents (other than the Spanish Note Guarantor): (i) is a company duly incorporated and validly existing pursuant to its applicable laws of incorporation; (ii) has the requisite corporate power and authority to enter into and perform its obligations thereunder and all necessary corporate action on its part has been taken to enable it validly to execute and deliver them; and likewise (iii) has the capacity, power and authority to enter into and to exercise its respective rights and to perform its respective obligations thereunder;

2.4	the formalities required by Spanish law for the Trustee Powers of Attorney to be valid and effective in Spain have been or will be duly fulfilled and these powers of attorney will be delivered to the Spanish notary before whom the Deed of Accession was executed;

2.5	the due execution and delivery of the General Documents by each of the parties thereto (in the capacity they are supposed to act therein) other than the Spanish Note Guarantor;

2.6	that the provisions of the General Documents and the obligations assumed by the parties therein are legal, valid, binding and enforceable in accordance with the laws of the State of New York;

2.7	that any representations and warranties made by the relevant parties to the General Documents and the Transaction Security Documents (other than any representations and warranties in relation to any of the matters specifically the subject of the opinions in this Opinion Letter) are and will be when made or repeated or when deemed made or repeated, as the case may be, true and accurate in all respects and that such representations and warranties were at all relevant times true and accurate;

2.8	that the parties have executed the General Documents and the Security Transaction Documents in good faith, without the presence of fraud, for legitimate commercial purposes and on an arms’ length basis;

2.9	that, as of the date of this Opinion Letter or, later on, in the event of the commencement of insolvency proceedings, the Foreign Pledgors neither have nor will have:

(a)	their “centre of main interests” (which corresponds to the place where the debtor conducts the administration of its interests on a regular basis and is therefore ascertainable by third parties); nor

(b)	an “establishment” (which shall mean any place of operations where the debtor carries out a non-transitory economic activity with human means and goods);

in Spanish Territory for the purposes of Regulation (EC) 1346/2000, dated 29 May 2000, on Insolvency Proceedings and article 10 of the Spanish Insolvency Law; and

2.10	the absence of any other document, agreement, contract, arrangement or resolution that modifies or supersedes any term or condition of the documents listed in Schedule 1 above or which might entail the invalidity or non-enforceability of such documents.

SCHEDULE 3

3.	QUALIFICATIONS

3.1	General Qualifications

3.1.2	The validity and enforceability of the obligations of the Foreign Pledgors and the Spanish Note Guarantor under the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement are subject to the laws regulating insolvency or liquidation proceedings and to other laws of general application relating to or affecting the enforcement of creditors rights and remedies, as welt as to any principles of public policy (“orden público”).

3.1.3	Under Spanish law, any provision of a contract allowing a party to unilaterally determine or decide the fulfilment of an obligation may be declared null and void.

3.1.4	The terms “enforceable”, “enforceability”, “valid”, “legal”, “binding” and “effective” (or any combination thereof) mean that ail the obligations assumed by the relevant party under the General Documents or the Transaction Security Documents are of a type that Spanish courts enforce; it does not mean that these obligations will necessarily be enforced in all circumstances in accordance with their terms; in particular, enforcement before the courts will in any event be subject to:

3.1.5	the nature of the remedies available in the courts (and nothing in this Opinion Letter must be taken as indicating that specific performance or injunctive relief would be available as remedies for the enforcement of such obligations); and

3.1.6	the availability of defences such as (without limitation), set-off (unless validly waived), circumvention of law (“fraude de ley”), abuse in the exercise of rights (“abuso de derecho”), misrepresentation, force majeure, unforeseen circumstances, undue influence, duress, error, abatement and counter-claim.

3.1.7	A clause, which provides that in the event of any invalidity, illegality or unenforceability of any provision of an agreement the remaining provisions thereof shall not be affected, may not be effective if a particular provision of that agreement: (i) is found to be null; and (ii) held by the courts to have been an essential element without which the parties would not have entered into such agreement. In that case, such agreement as a whole may be declared null and void.

3.2	Specific Qualifications

3.2.1	In general terms, under Spanish law, any guarantee, pledge or mortgage must guarantee or secure another obligation to which it is ancillary and which must be clearly identified in the relevant guarantee or security agreement. Therefore, the guarantee or security follows the underlying obligation in such a way that nullity of the underlying obligation entails nullity of the guarantee or security and termination of the underlying obligation entails cancellation of the guarantee or security.

3.2.2	The irrevocable nature of the Irrevocable Powers of Attorney is based on some previous decisions of the Spanish Supreme Court (Tribunal Supremo) (STS dated 31 October 1987, 27 April 1989 and 26 November 1991). However, since such irrevocable nature may be considered as an exception to the rules generally applicable to powers of attorney under Spanish law, a different view by the competent Spanish courts in connection with the referenced power of attorney could not be disregarded.

3.2.3	The enforcement of the Spanish Share Pledges Agreement and/or the New Spanish Share Pledges Agreement must be made in accordance with the procedures provided by Spanish law and referred to therein. As a general rule (and save for certain exceptions like the one mentioned in 3.2.4 below), the beneficiaries do not have the right to become owners of the assets subject to the specific security once a default of the secured obligations has occurred. However, the beneficiaries have the right to be reimbursed from the sale proceeds obtained from the public auction of the relevant assets and to act themselves as bidders in such public auction. Royal Decree Law 5/2005, of 11 March on “reformas urgentes para el impulso de la productividad y para la mejora de la contratación pública”, (“RDL 5/2005”) provides for the possibility of enforcing a pledge over shares by appropriation of the shares by the creditors or through a sale provided that certain conditions are met.

3.2.4	Using the enforcement procedures provided for in RDL 5/2005 for a pledge created over shares as security for the obligations arising under the General Documents is consistent with the literal reference of RDL 5/2005 to financial obligations. Although there are certain resolutions from lower courts supporting the applicability of the enforcement procedures provided for in RDL 5/2005 to the enforcement of a pledge created over shares as security for the obligations arising under a financing agreement (to the best of my knowledge, there is no case law from the Spanish Supreme Court in relation to this matter), there is some doctrinal debate about the applicability of RDL 5/2005 to cases like this. Therefore it cannot be disregarded that, upon enforcement of the Spanish Share Pledges Agreement and/or the New Spanish Share Pledges Agreement, a court may consider that the enforcement procedures provided for in RDL 5/2005 cannot be used for the enforcement of the Spanish Shares Pledge Agreement. In such a case, provisions of the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement dealing with these enforcement proceedings would be rendered null and void notwithstanding, in any event, the validity and effectiveness of the remaining provisions and, consequently, of the beneficiaries’ right to resort to any other type of enforcement proceeding permitted by law and to any rights of separation and abstention.

3.2.5

Since the Spanish Supreme Court (“Tribunal Supremo”) has rendered extra judicial proceedings for mortgage foreclosure regulated formerly under Articles 129.2 of the Law on Mortgages (“Ley Hipotecaria”) and 234 and 236 of the Spanish Regulation on Mortgages (“Reglamento Hipotecario”) null and void on the basis of the supervening unconstitutionality of these proceedings (STS dated 4 May 1998 and 30 January and 20 April of 1999), the possibility that the Spanish courts might pass a similar resolution in respect of the extrajudicial proceedings for the enforcement of the pledge regulated under Article 1,872 of the Spanish Civil Code cannot be disregarded. In such a case, clauses of the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement

dealing with such extra judicial proceedings would be rendered null and void notwithstanding the validity and effectiveness otherwise of the pledge and, consequently, of the beneficiaries’ right to resort to any other type of enforcement proceeding permitted by law and to any rights of separation and abstention.

3.2.6	It is not beyond doubt that the Security Agent may validly establish a liquidated sum in respect of a claim in a proceeding for the enforcement of the security created pursuant to the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement in accordance with the procedure established in Article 572.2 of LEC 2000, as long as, to the best of my knowledge, the Spanish courts have not handed down a judgment in relation to the applicability of said Article to agreements governed by a law other than Spanish law. Therefore, it may not be completely disregarded that the enforcement of the Spanish Share Pledges Agreement and/or the New Spanish Share Pledges Agreement could require that a judgement be obtained in England in relation to the Financing Agreement and/or New York, in relation to the General Documents, establishing that a default has been made in payment of the secured obligations and a liquidated sum became payable thereunder or, where appropriate in relation to the Financing Agreement, a European Enforcement Order Certificate under Regulation (EC) No 805/2004 from the European Parliament and the Council, dated 21 April 2004, creating a European enforcement order for uncontested claims be issued and then be recognised and enforced in Spain over the assets subject to the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement.

3.2.7	The Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement exclusively secure compliance with the relevant secured obligations stated therein, and no other obligations will be deemed to be secured by the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement. Consequently, the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement will only be enforceable for failure to comply with such obligations up to the defaulted amount under such obligations and the proceeds of the relevant security will be applied to reduce this defaulted amount consistently. Notwithstanding this, the Security Agent may then distribute the proceeds in accordance with the terms of the Intercreditor Agreement amongst the parties thereto.

3.2.8	No statutory provision of Spanish law regulates the possibility of creating concurrently (i) a second or subsequent pledge over assets already pledged; and/or (ii) a diversity of pledges of equal rank over the same assets and, in addition, there is, to the best of my knowledge, no case law in relation to this matter. Second and subsequent pledges are expressly prohibited by Article 569-15.1 of the Catalonian Law 5/2006 of 10 May, regulating the right of pledge (but which is not the governing law of the Spanish governed Transaction Security Documents) but, on the contrary, Spanish law recognises the possibility of having concurrent and second or subsequent ranking real estate mortgages and the possibility of creating security over assets already subject to chattel mortgage or pledge without delivery possession and some scholars admit (by analogy with real estate mortgages regulation and related case law and in the absence of specific legislation relating to ordinary pledges) the creation of (i) second or subsequent ranking pledges; and (ii) a diversity of pledges of equal rank.

As a consequence of the above, although there are grounds to sustain the effectiveness of concurrent and/or second ranking pledges, it cannot be completely disregarded that a court may take a different view and consider such pledges ineffective and not admissible in Spain.

3.2.9	Pursuant to Article 132.1 of the Law on Capital Companies (Ley de Sociedades de Capital), if there is a pledge over the shares, the exercise of the shareholder’s rights corresponding to the pledged shares will be attributed to the pledgor, unless the by-laws provide otherwise. According to the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement, the Foreign Pledgors have undertaken, upon the occurrence of an event of default and once notice has been given to them, to promptly perform as many actions as may be necessary or desirable in order to allow the exercise of the rights attached to the pledged shares by the Secured Parties. In the event that the Foreign Pledgors do not comply with the abovementioned undertaking, or in the event that the Mercantile Registrar refuses to enter the relevant amendments of the by-laws into the Mercantile Registry, the exercise of the rights attached to the shares shall not be attributed to the Secured Parties upon the notification of an event of default and shall remain with the Foreign Pledgors, even though the referenced undertaking will be valid and binding on the parties thereto.

3.2.10	Whilst, to the best of my knowledge, there has been no judicial decision on the point, there is a risk that the parallel debt provisions may be set aside for public policy reasons under Spanish law, on the basis that a Spanish court may consider that the debt owed to the Security Agent did not have a lawful cause (causa lícita) because it did not arise from any funds actually lent by such Security Agent and, in that case, any security for such parallel debt would not be valid in Spain even if the parallel debt is legal, valid and binding under the law by which it is expressed to be governed.

3.3	Insolvency Qualifications

3.3.1	The rules relating to ranking of creditors in case of insolvency, and insolvency rules in general, are mandatory and as such, I do not express any opinion in respect of the recognition by a Spanish court of the private arrangements (which may be valid between the parties) agreed between the parties in respect of a Spanish insolvency.

3.3.2	The Spanish Insolvency Law provides for the possibility of annulment of acts detrimental to the estate of the insolvent carried out during the two (2) years preceding the declaration of insolvency as well as for the possibility of setting aside transactions based on general legal grounds such as transactions carried out in fraud of creditors.

3.3.3	According to articles 92 and 158 of the Spanish Insolvency Law, claims of persons characterised thereunder as specially related to the insolvent entity or individual shall be subordinated and shall not be paid until ordinary credits have been fully discharged; security granted for securing these claims shall be cancelled. Article 93 of the Spanish Insolvency Law sets out that the following persons are specially related to the insolvent company:

(a)	Shareholders who are personally liable for the debts of the company or hold a stake in the company of at least 5%, where the company is listed, or 10%, if the company is unlisted;

(b)	Directors, directors-in-fact, liquidators and general attorneys appointed within two years prior to the insolvency adjudication;

(c)	Companies within the group of the insolvent company and their shareholders.

Article 93 of the Spanish Insolvency Law establishes the refutable presumption that the assignees of the above are also specially related persons if the assignment has occurred within two years prior to the adjudication of insolvency.

Although to the best of my knowledge there is no case law on this matter, should the Security Agent become entitled to exercise the voting rights in the Spanish Note Guarantor pursuant to the Spanish Share Pledges Agreement and the New Spanish Share Pledges Agreement, the actual exercise of these voting rights by the Security Agent might entail the Security Agent being considered as a shadow director of the Spanish Note Guarantor. In this case, the claims filed in insolvency proceedings affecting the Spanish Note Guarantor and deriving from the General Documents could be considered detrimental to the estate unless evidence to the contrary is provided.

3.4	GOVERNING LAW

When applying English law and/or the law of the State of New York as the law governing the Financing Agreement and General Documents, the courts of Spain, by virtue of Rome I:

(a)	may give effect to the overriding mandatory rules of the law of the country where the obligations arising out of the Financing Agreement and/or the General Documents have to be or have been performed, insofar as those overriding mandatory provisions render the performance of the Financing Agreement and/or the General Documents unlawful. In considering whether to give effect to those provisions regard shall be had to their nature and purpose and to the consequences of their application or non-application;

(b)	will apply the overriding mandatory provisions of the law of Spain; and

(c)	(may refuse to apply English law or the NY law in relation to the Financing Agreement and the General Documents if such application is manifestly incompatible with the public policy (orden público) of Spain, or if submission English law or New York law is deemed to have been made with the aim of avoiding the application of mandatory Spanish laws or legal requirements.

3.5	APPLICATION OF FOREIGN LAW

(a)	When applying English law and/or the law of the State of New York as the law governing the Financing Agreement and/or the General Documents, the courts of Spain, by virtue of Rome I, shall have regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance; and

(b)	When applying English law and/or the law of the State of New York as the law governing the Financing Agreement and/or the General Documents, the courts of Spain, may require evidence satisfactory to them of the English law and/or New York law in accordance with article 281 of the LEC 2000.

3.6	JURISDICTION

Articles 21 to 25 of LOPJ regulates the extension and limits of Spanish courts jurisdiction. The LOPJ does not establish the requirements for the submission to a foreign court to be considered valid nor does it establish the consequences of this submission. Nonetheless, the Spanish Supreme Court (Tribunal Supremo) has interpreted in certain cases article 22 of the LOPJ in a bilateral way, considering that voluntary submission to a foreign court is a valid ground for jurisdiction. Nonetheless, should a claim be filed before a Spanish court where the plaintiff had agreed to submit this claim to the courts of New York, the Spanish courts would not be bound to reject the claim if the defendant appears before them for a purpose other than rejecting its jurisdiction or they had a ground to adjudication in accordance with Spanish law.

3.7	TAXATION

Any payments made by the Spanish Note Guarantor (as guarantor) under the Purchase Agreement, the Indenture and/or the Securities may be characterised as an indemnity and, accordingly, be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the Kingdom of Spain or any political subdivision or authority thereof or therein having power to tax.

However, although there is no precedent or specific statement of law or regulation on the matter, in the event that the Spanish Tax Authorities take the view that the Spanish Note Guarantor has validly, legally and effectively assumed (automatically or by a contract or by whatever means necessary) all the obligations of the Issue, the Spanish Tax Authorities may attempt to impose withholding tax in the Kingdom of Spain on any payments made by the Spanish Note Guarantor in respect of interest on the Securities, unless the recipient is resident for tax purposes in a Member State of the European Union, other than Spain, and not acting through a territory considered as a tax haven pursuant to Spanish Law (currently as set out in Royal Decree 1080/1991, of 5 of July) nor through a permanent establishment in Spain, or is resident for tax purposes in a jurisdiction that has entered into a double taxation treaty with Spain providing for the exemption of the withholding, provided that such recipients submit to the Spanish Note Guarantor the relevant tax residence certificate, issued by the corresponding Tax Authorities, each certificate being valid for a period of one year beginning on the date of issue of the tax residence certificate.

SCHEDULE VI

Form of Opinion of Warendorf

SCHEDULE VII

Form of Opinion of GHR Rechtsanwälte AG

SCHEDULE VIII

Officer’s Certificate

[            ], 2011

I, [    ], solely in my capacity as [    ] of [    ], a [    ] organized under the laws of [    ] (the “Company”), and not in an individual capacity, hereby certify as follows on behalf of the Company pursuant to Section 6(h) of the Purchase Agreement, dated as of [    ], 2011, executed in connection with the offering by [the Company][CEMEX, S.A.B. de C.V.] of U.S.$[    ] aggregate principal amount of its Floating Rate Senior Secured Notes due 20[    ] (the “Purchase Agreement”). Capitalized terms used but not defined herein have the meaning assigned to them in the Purchase Agreement:

1. I have carefully examined the Disclosure Package, the Final Memorandum and any supplements or amendments thereto, and the Purchase Agreement;

2. To the best of my knowledge, the representations and warranties of the Company in the Purchase Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

3. [To be included only in CEMEX, S.A.B. de C.V.’s officer’s certificate: To the best of my knowledge, since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).]

SCHEDULE IX

Form of Comfort Letter by KPMG Cárdenas Dosal, S.C.

SCHEDULE X

1.	Issuer Written Information (included in the Disclosure Package)

None.

2.	Other Information Included in the Disclosure Package

(a) The following information is also included in the General Disclosure Package:

None.